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                                                                 Exhibit (1)(c)


                                   IBM MUTUAL FUNDS
                   CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST


          The undersigned, constituting a majority of the Trustees of IBM Mutual Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to the Trust's Declaration of Trust dated February 22, 1990, as amended on April 6, 1990 (the "Declaration"), do hereby certify (i) that pursuant to Article XII, Section 11 of the Declaration, the entire Board of Trustees on March 31, 1994 approved the change of the Trust's name to Galaxy Fund II, such change to become effective upon the closing of the transactions relating to the sale of IBM Credit Investment Management Corporation to Fleet National Bank, and (ii) that such closing occurred on June 30, 1994.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate in one or more counterparts this 30th day of June, 1994.



                                          /s/  Bradford Morse
                                        ----------------------------------------
                                        Bradford Morse


                                          /s/  William J. Schrenk
                                        ----------------------------------------
                                        William J. Schrenk



                                          /s/  Robert F. Talbot
                                        ----------------------------------------
                                        Robert F. Talbot